UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2023
Commission File Number 000-08157
THE RESERVE PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware	73-0237060
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
6801 Broadway Ext., Suite 300
Oklahoma City, OK 73116-9037
(405) 848-7551
(Address and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
The Company’s Board of Directors approved a stock repurchase plan, effective September 1, 2023, as outlined below.

RESOLVED, that the Board approves the implementation of a formal stock repurchase plan (“the Plan”), wherein the Company may repurchase up to 15,000 shares of outstanding stock of The Reserve Petroleum Company (“Company Stock”).

RESOLVED, that that Board authorizes and directs that officers of the Company to enter into a Rule 10b-18 compliant brokerage contract to make purchases of The Reserve Petroleum Company stock through OTC to prevent any non-compliance with Rule 10b-18; provided that the Company enters into such Rule 10b-18 compliance brokerage contract at such time as the Company has no material non-public information.

RESOLVED, that the Plan allows the Company to purchase stock in off-market transactions with individual stockholders seeking to sell Company stock directly and not through a broker. The Plan allows the Company to purchase Company stock at negotiated rates with the seller so long as the purchase price does not exceed the highest independent bid or the last transaction price, whichever is higher.

RESOLVED, that in order to prevent violation of Rule 10b-18 and not engage in a tender offer, there will be no prices that will be published by the Company to stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RESERVE PETROLEUM COMPANY (Registrant)

Date: September 22, 2023	/s/ Cameron R. McLain
Cameron R. McLain, Principal Executive Officer
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